UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Stewart Avenue
Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Item 8.01	Other Events.

        On May 24, 2006, The Bank of New York, as trustee under the Indenture, dated November 1, 1995, with CSC Holdings, Inc. (“CSC Holdings”), a subsidiary of Cablevision Systems Corporation, gave notice that CSC Holdings will redeem all of its $250 million of 10-½% Senior Subordinated Debentures due 2016 (the “Debentures”) on June 23, 2006 at a redemption price of 105.25% of the principal amount thereof plus accrued interest up to, but not including, the date of redemption.

        Upon payment of the redemption price for the Debentures by CSC Holdings, CSC Holdings’ obligations under the Indenture dated November 1, 1995 with respect to the Debentures will be satisfied and discharged.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
Dated: May 25, 2006	By:	/s/ Wm. Keith Harper

		Name: Title:	Wm. Keith Harper Senior Vice President and Controller

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
Dated: May 25, 2006	By:	/s/ Wm. Keith Harper

		Name: Title:	Wm. Keith Harper Senior Vice President and Controller

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